As filed with the Securities and Exchange Commission on December 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exa Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-3139906
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

55 Network Drive, Burlington MA 01803

(Address of principal executive offices)

Exa Corporation 1999 Series G Convertible Preferred Nonqualified Stock Option Plan

Exa Corporation 2005 Series G Convertible Preferred Stock Incentive Plan

Exa Corporation 2007 Stock Incentive Plan

Exa Corporation 2011 Stock Incentive Plan

Exa Corporation 2011 Employee Stock Purchase Plan

(Full title of the plan(s))

Stephen A. Remondi

Chief Executive Officer

Exa Corporation

55 Network Drive

Burlington, Massachusetts 01803

(Name and address of agent for service)

(781) 564-0220

(Telephone number, including area code, of agent for service)

Copies to:

John D. Patterson, Jr., Esq.

Robert W. Sweet, Jr., Esq.

Foley Hoag LLP

Seaport West

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: (617) 832-1000

Telecopy: (617) 832-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	3,845(1)(2)	$0.65(3)	$2,500	$1
Common Stock, $0.001 par value	1,280,139(2)(4)	$0.95(3)	$1,216,133	$157
Common Stock, $0.001 par value	816,688(2)(5)	$9.32(3)	$7,611,533	$981
Common Stock, $0.001 par value	277,452(2)(6)	$12.36(3)	$3,429,307	$442
Common Stock, $0.001 par value	491,653(2)(7)	$13.41(8)	$6,593,067	$850
Common Stock, $0.001 par value	461,538(2)(9)(10)	$13.41(8)	$6,189,225	$798
Total	3,331,315		$25,041,765	$3,229

1.	Represents shares of the Registrant’s common stock issuable upon exercise of outstanding stock options granted pursuant to the Exa Corporation 1999 Series G Convertible Preferred Nonqualified Stock Option Plan (the “1999 Option Plan”) as of December 10, 2013.
2.	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 1999 Option Plan, and under the 2005 Incentive Plan, the 2007 Incentive Plan, the 2011 Incentive Plan and the 2011 Employee Stock Purchase Plan, each as defined below, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
3.	The proposed maximum offering price per share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee with respect to shares reserved for future issuance upon exercise of stock options granted pursuant to the 1999 Option Plan, the 2005 Incentive Plan, the 2007 Incentive Plan and the 2011 Incentive Plan based on the weighted average exercise price (rounded to the nearest cent) for such outstanding options.
4.	Represents shares of the Registrant’s common stock issuable upon exercise of outstanding stock options granted pursuant to the Exa Corporation 2005 Series G Convertible Preferred Stock Incentive Plan (the “2005 Incentive Plan”) as of December 10, 2013.
5.	Represents shares of the Registrant’s common stock issuable upon exercise of outstanding stock options granted pursuant to the Exa Corporation 2007 Stock Incentive Plan (the “2007 Incentive Plan”) as of December 10, 2013.
6.	Represents shares of the Registrant’s common stock issuable upon exercise of outstanding stock options granted pursuant to the Exa Corporation 2011 Stock Incentive Plan (the “2011 Incentive Plan”) as of December 10, 2013.
7.	Represents shares of the Registrant’s common stock available for issuance pursuant to awards that may be issued in the future under the 2011 Incentive Plan as of December 10, 2013.
8.	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee with respect to shares reserved for future issuance based on the average of the high and low price of the Registrant’s Common Stock as quoted on the Nasdaq Global Market on December 3, 2013.
9.	Represents shares of the Registrant’s common stock issuable pursuant to the Exa Corporation 2011 Employee Stock Purchase Plan (the “2011 ESPP”).
10.	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2011 ESPP described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Exa Corporation with the Securities and Exchange Commission are incorporated by reference in this registration statement:

a)	Registrant’s annual report on Form 10-K for the fiscal year ended January 31, 2013, filed with the Securities and Exchange Commission on April 9, 2013;

b)	Registrant’s quarterly report on Form 10-Q for the quarter ended April 30, 2013, filed with the Securities and Exchange Commission on June 5, 2013;

c)	Registrant’s quarterly report on Form 10-Q for the quarter ended July 31, 2013, filed with the Securities and Exchange Commission on September 4, 2013;

d)	Registrant’s quarterly report on Form 10-Q for the quarter ended October 31, 2013, filed with the Securities and Exchange Commission on December 10, 2013;

e)	Registrants current report on Form 8-K, event date June 11, 2013, filed with the Securities and Exchange Commission on June 13, 2013;

f)	Registrant’s current report on Form 8-K, event date August 28, 2013, filed with the Securities and Exchange Commission on August 29, 2013;

g)	Registrant’s current report on Form 8-K, event date September 25, 2013, filed with the Securities and Exchange Commission on October 1, 2013;

h)	Registrant’s current report on Form 8-K, event date November 1, 2013, filed with the Securities and Exchange Commission on November 7, 2013, as amended by Form 8-K/A, filed with the Securities and Exchange Commission on November 8, 2013; and

i)	The description of the Registrant’s common stock contained in Registrant’s registration statement on Form 8-A filed with the Securities and Exchange Commission on June 25, 2012.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the dates of filing of those documents.

Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a copy of the filings incorporated by reference herein, at no cost, by writing or telephoning the Registrant at:

Exa Corporation

55 Network Drive

Burlington, Massachusetts 01803

(781) 564-0220

You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for Exa Corporation by Foley Hoag LLP, Boston, Massachusetts.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation and bylaws provide that: (i) the Company is required to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Company may, in its discretion, indemnify its employees and agents as set forth in the Delaware General Corporation Law; (iii) the Company is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors and officers in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the liability of the Company’s directors for monetary damages is eliminated tot eh fullest extent permissible under law.

The Company maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Company for those losses for which it has lawfully indemnified the directors and officers. The policy contains various exclusions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by Reference
			Form	Filing Date	Exhibit No.

3.1	Amended and Restated Certificate of Incorporation of the Company		8-K	July 3, 2012	3.1

3.2	Amendment to Amended and Restated Certificate of Incorporation		10-Q	September 4, 2013	3.3

3.3	Amended and Restated By-Laws of the Company		8-K	July 3, 2012	3.2

4.1	Specimen certificate for common stock of Exa Corporation		S-1/A	June 18, 2012	4.1

4.2	Exa Corporation 1999 Series G Convertible Preferred Nonqualified Option Plan		S-1	August 3, 2011	4.13

4.3	Exa Corporation 2005 Series G Convertible Preferred Stock Incentive Plan		S-1	August 3, 2011	4.15

4.4	Exa Corporation 2007 Stock Incentive Plan		S-1	August 3, 2011	4.18

4.5	Exa Corporation 2011 Stock Incentive Plan		S-1	August 3, 2011	4.21

4.6	Exa Corporation 2011 Employee Stock Purchase Plan		S-1	August 3, 2011	4.24

5.1	Opinion of Foley Hoag LLP	X

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

24.1	Power of attorney (contained on the signature page of this registration statement)

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Massachusetts, as of December 10, 2013.

EXA CORPORATION

By:	/s/ Stephen A. Remondi
Stephen A. Remondi
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Stephen A. Remondi and Stephen P. Sarno as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.

/s/ Stephen A. Remondi Stephen A. Remondi	Chief Executive Officer, President and Director (principal executive officer)	December 10, 2013

/s/ Edmond L. Furlong Edmond L. Furlong	Chief Operating Officer and Chief Financial Officer (principal financial officer and principal accounting officer)	December 10, 2013

/s/ Stephen P. Sarno Stephen P. Sarno	Vice President of Finance and Chief Accounting Officer (principal accounting officer)	December 10, 2013

/s/ John J. Shields, III John J. Shields, III	Director	December 10, 2013

/s/ John William Poduska John William Poduska	Director	December 10, 2013

/s/ Wayne Mackie Wayne Mackie	Director	December 10, 2013

/s/ John F. Smith, Jr. John F. Smith, Jr.	Director	December 10, 2013

/s/ Robert Schechter Robert Schechter	Director	December 10, 2013

EXHIBIT INDEX

Exhibit No.	Description	Filed with this Registration Statement	Incorporated by Reference
			Form	Filing Date	Exhibit No.

3.1	Amended and Restated Certificate of Incorporation of the Company		8-K	July 3, 2012	3.1

3.2	Amendment to Amended and Restated Certificate of Incorporation		10-Q	September 4, 2013	3.3

3.3	Amended and Restated By-Laws of the Company		8-K	July 3, 2012	3.2

4.1	Specimen certificate for common stock of Exa Corporation		S-1/A	June 18, 2012	4.1

4.2	Exa Corporation 1999 Series G Convertible Preferred Nonqualified Option Plan		S-1	August 3, 2011	4.13

4.3	Exa Corporation 2005 Series G Convertible Preferred Stock Incentive Plan		S-1	August 3, 2011	4.15

4.4	Exa Corporation 2007 Stock Incentive Plan		S-1	August 3, 2011	4.18

4.5	Exa Corporation 2011 Stock Incentive Plan		S-1	August 3, 2011	4.21

4.6	Exa Corporation 2011 Employee Stock Purchase Plan		S-1	August 3, 2011	4.24

5.1	Opinion of Foley Hoag LLP	X

23.1	Consent of Independent Registered Public Accounting Firm	X

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X

24.1	Power of attorney (contained on the signature page of this registration statement)